UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2017

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 5.07 Submission of Matters to a Vote of Security Holders.

Citigroup's 2017 Annual Meeting of Stockholders was held on April 25, 2017. At the meeting:

(1) 15 persons were elected to serve as directors of Citigroup;

(2) the selection of KPMG LLP to serve as the independent registered public accounting firm of Citigroup for 2017 was ratified;

(3) an advisory vote on Citigroup’s 2016 executive compensation was approved;

(4) an advisory vote on the frequency of future advisory votes on executive compensation was held and the option to hold annual advisory votes was approved. Based on resolutions adopted by Citigroup’s Board and in accordance with the results of the vote, the Company will conduct an annual advisory vote on executive compensation until the next required vote on the frequency of such votes;

(5) a stockholder proposal requesting a report on the Company’s policies and goals to reduce the gender pay gap was not approved;

(6) a stockholder proposal requesting that the Board appoint a Stockholder Value Committee to address whether the divestiture of all non-core banking business segments would enhance shareholder value was not approved;

(7) a stockholder proposal requesting a report on lobbying and grassroots lobbying contributions was not approved;

(8) a stockholder proposal requesting an amendment to the General Clawback Policy to provide that a substantial portion of annual total compensation of Executive Officers shall be deferred and forfeited, in part or whole, at the discretion of the Board, to help satisfy any monetary penalty associated with a violation of law was not approved; and

(9) a stockholder proposal requesting that the Board adopt a policy prohibiting the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service was not approved.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

	FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
(1) Election of Directors

Nominees

Michael L. Corbat	2,030,711,899	17,522,990	1,957,877	257,584,148
Ellen M. Costello	2,033,818,850	14,417,545	1,956,126	257,584,393
Duncan P. Hennes	2,024,925,243	23,032,205	2,235,068	257,584,398
Peter B. Henry	2,033,137,723	14,823,467	2,231,323	257,584,401
Franz B. Humer	2,026,630,424	21,431,804	2,130,279	257,584,407
Renée J. James	2,017,198,148	30,889,851	2,104,513	257,584,402
Eugene M. McQuade	2,031,210,277	16,950,433	2,031,807	257,584,397
Michael E. O'Neill	2,019,290,085	28,765,163	2,137,264	257,584,402
Gary M. Reiner	2,024,346,483	23,502,549	2,343,471	257,584,411
Anthony M. Santomero	2,030,495,244	17,509,158	2,188,114	257,584,398
Diana L. Taylor	2,022,604,994	25,571,777	2,015,742	257,584,401
William S. Thompson, Jr.	2,016,403,080	31,698,945	2,090,491	257,584,398
James S. Turley	2,014,106,006	33,902,989	2,183,520	257,584,399
Deborah C. Wright	2,032,315,185	15,778,647	2,098,686	257,584,396
Ernesto Zedillo Ponce de Leon	2,016,218,860	31,873,234	2,100,422	257,584,398

(2) Ratification of Independent Registered Public Accounting Firm for 2017	2,244,507,066	60,669,694	2,600,154

(3) Advisory approval of Citi’s 2016 Executive Compensation	1,966,683,384	68,568,814	14,924,758	257,599,958

	1 Year	2 Years	3 Years
(4) Advisory approval of the Frequency of Future Advisory Votes on Executive Compensation	1,828,852,996	4,171,150	214,535,766	2,667,646	257,549,356

(5) Stockholder proposal requesting report on Company's policies and goals to reduce the gender pay gap	293,583,837	1,651,274,858	105,333,666	257,584,553

(6) Stockholder proposal requesting the Board appoint a Stockholder Value Committee to address whether the divestiture of all non-core banking business segments would enhance shareholder value	52,448,247	1,977,708,753	20,035,362	257,584,552

(7) Stockholder proposal requesting a report on lobbying and grassroots lobbying contributions	621,674,911	1,388,487,273	39,998,118	257,616,612

(8) Stockholder proposal requesting an amendment to the General Clawback policy to provide that a substantial portion of annual total compensation of Executive Officers shall be deferred and forfeited, in part or whole, at the discretion of the Board, to help satisfy any monetary penalty associated with a violation of law	60,579,354	1,975,569,538	14,043,469	257,584,553

(9) Stockholder proposal requesting that the Board adopt a policy prohibiting the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service	724,812,051	1,319,566,127	5,818,124	257,580,612

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: April 28, 2017
	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe
General Counsel and Corporate Secretary